UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2011

Stoneleigh Realty Investors, LLLP

converted from SEI Holdings, Inc.
(Exact name of Registrant as specified in its charter)

                                                                                       45-3008311

                                              Florida                           000-51419                      20-1069232 (SEI Holdings, Inc.)
(State or other jurisdiction         (Commission                          (IRS Employer
      of incorporation)                         File No.)                          Identification No.)

1150 S US Highway 1

Suites 301 & 302
Jupiter, FL 33477
561-249-1354 Telephone

561-748-9899 Facsimile

(Address and Telephone Number of Principal Executive Offices)

n/a

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement  and

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws, Change of Fiscal Year

Effective September 1, 2011, pursuant to s. 620.2101(1), Florida Statute, SEI Holdings, Inc. elected to convert to a Florida limited partnership and change its name to Stoneleigh Realty Investors, LLLP.  In accordance with section 620.2104 of the Florida Revised Uniform Limited Partnership Act of 2005 an organization other than a limited partnership may convert to a limited partnership.  Also effective September 1, 2011 the fiscal year of the converted limited liability partnership will change from May 31 to December 31.  See the attached exhibit 99.1.

Stoneleigh Realty Investors, LLLP ("SRI") is a Florida master limited liability partnership organized to acquire and develop institutional residential apartment communities in select markets.  SRI intends to build a portfolio of income producing assets with a primary focus on current income and long term capital appreciation.  Net income from operating properties will be distributed thru quarterly dividends.  SRI will be managed by Stoneleigh Manager SRI, LLC, a Florida limited liability company, whose sole member/manager is Stoneleigh Companies, LLC ("SCos"), a Florida limited liability company.  SRI is registered with Standard and Poor's under CUSIP #86184C-100.

SCos is currently a privately held real estate investment company, experienced in all aspects of commercial real estate development, finance and operations and have been operating on a national apartment platform since the early 1980's.    The management team has been directly involved in the acquisition, development, management and renovation of over 34,250 multi-family units in 36 cities and 19 states since 1983.

SRI will target multi-family rental properties for acquisition focusing in select high growth apartment markets including the Southeast (FL to TN), Texas, Colorado and Arizona.  The acquisition strategy includes properties built since 1985, at cap rates at or above market and with modest leverage targets of 60-75% taking advantage of interest rates near historical lows.  Since 2010, the rapid improvement in market fundamentals for apartments in certain cities advanced to where development opportunities become feasible so SRI intends to identify and source potential sites to complement its acquisition program.  Current targets include Denver, Chicago and Orlando as primary markets.

SRI is structured as a master limited liability partnership that will own majority membership interests in each of the property owning entities that will be acquired by the company. The General Partners of SRI are Stoneleigh Manager, SRI, LLC, LCR Holdings, Inc. and Salvor Fund Advisors, Inc.

The multi-family rental industry has experienced excellent growth in rents and net income since 2009 and is predicted to be the top performing real estate asset category for both income and capital appreciation. With the economic structural change occurring in the United States with the reduction of homeownership from 69% of all households in 2006 to an estimated 60% by 2015, the apartment rental business is poised to see above average growth for the foreseeable future. Industry statistics indicate approximately One Hundred Thirty Million (130,000,000) households in the United States and the reported increase in rental households will be in excess of Eleven Million (11,000,000) units by 2015. During this growth period, the number of new construction units added to the inventory, are projected to be less than One Million (1,000,000) units between 2007 and 2015, therefore, the occupancy of apartments should remain strong and rental rate growth will exceed historical averages.

EXHIBIT INDEX

ITEM NO.	DESCRIPTION OF EXHIBIT
99.1

Certificate of Conversion for "Other Business Organization" into Florida Limited Partnership or Limited Liability Limited Partnership

  - and -

Certificate of Limited Partnership for Florida Limited Partnership or Limited Liability Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Stoneleigh Realty Investors, LLLP

(f/k/a SEI Holdings, Inc.)                 _

(Registrant)

Dated: August 30, 2011

 /s/ Barney A. Richmond

Barney A. Richmond

Current Chairman and Managing Member

Stoneleigh Realty Investors, LLLP

(f/k/a SEI Holdings, Inc.)

Safe Harbor Statement

This form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can find these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate" and similar words in this report. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements.